As filed with the Securities and Exchange Commission on December 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IRVINE SENSORS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0280334 (IRS Employer Identification No.)
3001 Red Hill Avenue
Costa Mesa, California 92626
(Address of Principal Executive Offices) (Zip Code)

Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan
(Full Title of the Plan)

John J. Stuart, Jr.,	Copies of all communications to:
Chief Financial Officer and Secretary
Irvine Sensors Corporation
3001 Red Hill Avenue, Building 3
Costa Mesa, California 92626
(Name and Address of Agent For Service)
(714) 549-8211
(Telephone Number, Including Area Code, of Agent For Service)	Ellen S. Bancroft, Esq. Parker A. Schweich, Esq. Dorsey & Whitney LLP 38 Technology Drive Irvine, CA 92618 (949) 932-3600
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title Of Securities	To Be	Offering Price	Aggregate	Amount Of
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common stock, $0.01 par value, issuable pursuant to Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan	484,785 shares	$0.38	$184,218.30	$13.13

(1)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued under the Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan in connection with any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated based upon the average of the high and low sales prices per share of the Registrant’s common stock on December 18, 2009, as reported on the NASDAQ Capital Market, solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act of 1933, as amended.

PART I
PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1
EX-23.2

PREFATORY NOTE
     Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 484,785 shares of Common Stock of Irvine Sensors Corporation for issuance under the Amended and Restated 2006 Omnibus Incentive Plan (the “Plan”). The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 20, 2007 (Registration No. 333-140785), January 16, 2008 (Registration No. 333-148692), February 18, 2009 (Registration No. 333-157388) and May 14, 2009 (Registration No. 333-159241) relating to the Plan, are incorporated herein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Irvine Sensors Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed under File No. 001-08402 with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2009 filed with the Commission on December 23, 2009;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on October 1, 2009, October 6, 2009, October 20, 2009 and December 10, 2009; and

(c)	The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 12, 1982 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.
     All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
No.	Description	Where Located

4.1	Instruments Defining the Rights of Stockholders	Reference is made to Registrant’s Registration Statement No. 1-8402 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement

4.2	Certificate of Incorporation of the Registrant, as amended	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2003 filed on December 24, 2003

4.3	Certificate of Elimination of the Series B Convertible Cumulative Preferred Stock, Series C Convertible Cumulative Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 18, 2008

4.4	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-1 10% Cumulative Convertible Preferred Stock	Incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with on April 18, 2008

4.5	Certificate of Amendment of Certificate of Incorporation to increase the authorized shares of the Corporation’s Common Stock and the authorized shares of the Corporation’s Preferred Stock	Incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed on August 27, 2008

4.6	Certificate of Amendment of Certificate of Incorporation to reclassify, change, and convert each ten (10) outstanding shares of the Corporation’s Common Stock into one (1) share of Common Stock	Incorporated by reference to Exhibit 3.6 to the Registrant’s Current Report on Form 8-K filed on August 27, 2008

4.7	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-2 10% Cumulative Convertible Preferred Stock	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 24, 2009

4.8	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series B Convertible Preferred Stock	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 1, 2009

4.9	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 21, 2007

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm	Filed herewith

23.3	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

Exhibit
No.	Description	Where Located

99.1	Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan	Incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 14, 2009

99.2	Forms of agreements under the Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan	Incorporated by reference to Exhibits 10.59, 10.60, 10.61, 10.62 and 10.63 to the Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2007, and to Exhibits 10.15, 10.16 and 10.17 to the Registrant’s Quarterly Report on Form 10-Q filed on August 13, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 24th day of December, 2009.

IRVINE SENSORS CORPORATION (Registrant)
By:	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Chief Financial Officer and Secretary (Principal Financial and Chief Accounting Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint John C. Carson and John J. Stuart, Jr., or their substitute or substitutes, as the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN C. CARSON John C. Carson	Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and Director (Principal Executive Officer)	December 24, 2009

/s/ JOHN J. STUART, JR. John J. Stuart, Jr.	Chief Financial Officer and Secretary (Principal Financial and Chief Accounting Officer)	December 24, 2009

/s/ MARC DUMONT Marc Dumont	Director	December 24, 2009

/s/ JACK JOHNSON Jack Johnson	Director	December 24, 2009

Thomas M. Kelly	Director

/s/ FRANK RAGANO Frank Ragano	Director	December 24, 2009

/s/ ROBERT G. RICHARDS Robert G. Richards	Director	December 24, 2009

EXHIBIT INDEX

Exhibit
No.	Description	Where Located

4.1	Instruments Defining the Rights of Stockholders	Reference is made to Registrant’s Registration Statement No. 1-8402 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement

4.2	Certificate of Incorporation of the Registrant, as amended	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2003 filed on December 24, 2003

4.3	Certificate of Elimination of the Series B Convertible Cumulative Preferred Stock, Series C Convertible Cumulative Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 18, 2008

4.4	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-1 10% Cumulative Convertible Preferred Stock	Incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with on April 18, 2008

4.5	Certificate of Amendment of Certificate of Incorporation to increase the authorized shares of the Corporation’s Common Stock and the authorized shares of the Corporation’s Preferred Stock	Incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed on August 27, 2008

4.6	Certificate of Amendment of Certificate of Incorporation to reclassify, change, and convert each ten (10) outstanding shares of the Corporation’s Common Stock into one (1) share of Common Stock	Incorporated by reference to Exhibit 3.6 to the Registrant’s Current Report on Form 8-K filed on August 27, 2008

4.7	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-2 10% Cumulative Convertible Preferred Stock	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 24, 2009

4.8	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series B Convertible Preferred Stock	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 1, 2009

4.9	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 21, 2007

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm	Filed herewith

23.3	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature	Filed herewith

Exhibit
No.	Description	Where Located

pages to this registration statement)

99.1	Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan	Incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 14, 2009

99.2	Forms of agreements under the Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan	Incorporated by reference to Exhibits 10.59, 10.60, 10.61, 10.62 and 10.63 to the Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2007, and to Exhibits 10.15, 10.16 and 10.17 to the Registrant’s Quarterly Report on Form 10-Q filed on August 13, 2008